EXHIBIT 99.1



                      FINANCIAL STATEMENTS OF SUTURA, INC. (Unaudited)

                          SUTURA FINANCIAL INFORMATION

The following financial information for Sutura for the periods indicated is included as part of this Report:

o        Consolidated Balance Sheet on June 2005.(Unaudited)

o Consolidated Statement of Operations for the three month and six month periods ended June 30, 2005 and 2004.(Unaudited)

o Consolidated Statement of Cash Flows for the six month periods ended June 30, 2005 and 2004. (Unaudited)

o        Notes to Unaudited Consolidated Financial Statements

o Management's Discussion and Analysis of Financial Condition and Results of Operations.

o Pro Forma Statement of Operations and Financial Conditions of Sutura and TVGR combined

                                   SUTURA, INC. AND SUBSIDIARY
                                   CONSOLIDATED BALANCE SHEET
                                      AS OF JUNE 30, 2005
                                           (Unaudited)


                                             ASSETS
                                                                                   2005
                                                                               -------------
CURRENT ASSETS:
     Cash & cash equivalents                                                   $   1,137,074
     Accounts Receivable, Net                                                         50,313
     Inventory                                                                       201,511
     Prepaid expenses                                                                 21,889
                                                                               -------------
                  Total current assets                                             1,410,785

PROPERTY AND EQUIPMENT, NET                                                          572,730

DEPOSITS                                                                              61,839
                                                                               -------------
                Total Assets                                                   $   2,045,356
                                                                               =============

                              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                                     $   5,060,090
     Loan payable - officers                                                         177,199
     Customer deposits                                                             1,173,225
     Notes payable - officers                                                        836,618
     Notes payable                                                                   274,500
     Convertible notes payable-officers                                            1,500,000
     Convertible notes payable-net of beneficial conversion feature                4,907,056
                                                                                ------------
                 Total current liabilities                                        13,928,687

COMMITMENTS AND CONTINGENCIES                                                             --

STOCKHOLDERS' DEFICIT
     Series A convertible preferred stock, $0.00025 par value;
       352,160 shares authorized, issued and outstanding                                  88
     Common stock, $0.00025 par value; 10,000,000 shares authorized;
       7,013,757 shares issued and outstanding                                         1,752
     Additional paid in capital                                                   38,240,688
     Accumulated deficit                                                         (49,529,150)
     Other comprehensive loss                                                       (596,709)
                                                                               -------------
                Total stockholders' deficit                                      (11,883,332)

                                                                               -------------
                                                                               $   2,045,356
                                                                               =============

  The accompanying notes are an integral part of these unaudited consolidated financial statements.


                                             SUTURA, INC. AND SUBSIDIARY
                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTH AND SIX MONTH PERIODS ENDED JUNE 30, 2005 AND 2004
                                                     (Unaudited)

                                                        THREE MONTHS   THREE MONTHS    SIX MONTHS     SIX MONTHS
                                                         ENDED JUNE     ENDED JUNE     ENDED JUNE     ENDED JUNE
                                                            2005           2004           2005           2004
                                                        ------------   ------------   ------------   ------------

NET SALES                                               $    49,555    $    21,376    $    77,983   $     26,405

COST OF GOODS SOLD                                          327,443        132,899        696,121        236,219

                                                        ------------   ------------   ------------   ------------
GROSS LOSS                                                 (277,888)      (111,523)      (618,138)      (209,814)
                                                        ------------   ------------   ------------   ------------

OPERATING EXPENSES:
Depreciation and amortization                                70,995        117,813        159,480        235,626
Research and development                                    106,291         47,715        192,307         93,203
General and administrative                                  747,029      1,247,221      1,242,648      1,580,479
Sales and marketing                                         228,907        212,030        423,879        273,319

       TOTAL OPERATING EXPENSES                           1,153,222      1,624,779      2,018,315      2,182,627
                                                        ------------   ------------   ------------   ------------
OPERATING LOSS                                           (1,431,109)    (1,736,302)    (2,636,453)    (2,392,441)

OTHER INCOME (EXPENSE)
       Interest Income                                          740             --          1,014             --
       Interest Expense                                    (334,930)      (122,096)      (636,696)      (235,406)
       Beneficial conversion feature                     (1,028,600)            --     (1,725,318)            --
       Other Income (Expense)                              (189,829)       (17,992)      (298,370)       (74,424)
                                                        ------------   ------------   ------------   ------------
       Total other income (expense), net                 (1,552,619)      (140,089)    (2,659,370)      (309,830)

NET LOSS                                                 (2,983,728)    (1,876,391)    (5,295,823)    (2,702,271)
                                                        ============   ============   ============   ============

OTHER COMPREHENSIVE GAIN
       Translation adjustment                               218,637         21,321        358,325         88,629

COMPREHENSIVE LOSS                                      $(2,765,092)   $(1,855,070)   $(4,937,498)   $(2,613,643)
                                                        ============   ============   ============   ============

BASIC AND DILUTED NET LOSS PER SHARE                    $     (0.43)   $     (0.27)   $     (0.75)   $     (0.38)
                                                        ============   ============   ============   ============

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING     7,013,757      7,074,999      7,017,724      7,035,327
                                                        ============   ============   ============   ============



* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

  The accompanying notes are an integral part of these unaudited consolidated financial statements.


                                       3



                                SUTURA, INC. AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE SIX MONTH PERIODS ENDED JUNE 30 2005 AND 2004
                                        (Unaudited)

                                                                 SIX MONTHS     SIX MONTHS
                                                                 ENDED JUNE     ENDED JUNE
                                                                    2005           2004
                                                                 -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                 $(4,937,498)   $(2,613,643)
        Adjustments to reconcile net loss to net cash used in
           operating activities:
             Depreciation and amortization                           159,480        235,626
             Beneficial conversion feature                         1,725,318             --
             Common shares issued for services                            --         60,900
             Stock based compensation expenses- employees                 --        793,440
             Stock based compensation expenses-  non employees            --        240,614

             (Increase) decrease in current assets:
                 Accounts receivables                                (50,312)         1,941
                 Inventory                                          (201,512)            --
                 Prepaid expenses                                    (38,598)        (6,552)
             Increase (decrease) in current liabilities:
                 Accounts payable and accrued liabilities            464,075         52,658
                 Accrued payroll                                    (115,094)       446,775
                                                                 -----------    -----------
        Total Adjustments                                          1,943,357      1,825,403
                                                                 -----------    -----------
             Net cash used for operating activities               (2,994,141)      (788,240)
                                                                 -----------    -----------

CASH FLOWS INVESTING ACTIVITIES:
             Acquisition of property & equipment                     (92,529)        (3,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
                 Proceeds from private placements                    100,015        955,706
                 Proceeds from notes payable                       3,500,000       (118,021)
                                                                 -----------    -----------
             Net cash provided by financing activities             3,600,015        837,685
                                                                 -----------    -----------



NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                   513,345         45,920


CASH & CASH EQUIVALENTS, BEGINNING BALANCE                           623,729             --

                                                                 -----------    -----------
CASH & CASH EQUIVALENTS, ENDING BALANCE                          $ 1,137,074    $    45,920
                                                                 ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

        Interest paid                                            $   196,500    $        --
                                                                 ===========    ===========
        Income taxes                                             $        --    $        --
                                                                 ===========    ===========

         The accompanying notes are an integral part of these unaudited consolidated financial statements.




                                       4

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been included. The results of operations and cash flows for the six month period presented are not necessarily indicative of the results of operations for a full year. These financial statements should be read in conjunction with the Company's December 31, 2004 audited financial statements and notes thereto included in the Company's Annual Report on Form 14-C.

Sutura(R), Inc. is a medical device company that has developed a line of innovative, minimally invasive vessel closure devices to suture the puncture created in the femoral artery during catheter-based procedures performed primarily in the fields of cardiology and radiology, such as angioplasty, stenting, artherectomy and diagnostic angiography. Sutura's objective is to become the leader in medical devices for arterial vessel closure.


NOTE 2. PRINCIPALS OF CONSOLIDATION

The consolidated financial statements include the accounts of Sutura Inc. and its wholly owned subsidiaries - Sutura BV, Sutura SARL and Sutura GMBH. All significant intercompany accounts and transactions have been eliminated.


NOTE 3. RECENT PRONOUNCEMENTS:

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods'financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is in process of evaluating the impact of this pronouncement on its financial statements.

NOTE 4. STOCK BASED COMPENSATION.

The company accounts for the plan under the recognition and measurement principles of Accounting Principle Board (APB) Opinion No 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. Accordingly compensation expense would be recorded on the date of grant of an option to an employee or member of the Board of Directors only if the market price of the underlying stock on the date of grant exceeds the exercise price.

The following table illustrates the effect on net income (loss) and net income(loss) per share if the compensation cost for the Company's stock option grants had been determined based on the fair value at the grant dates for awards consistent with the fair value method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation. ("SFAS 123"):


                                                      THREE MONTHS   THREE MONTHS    SIX MONTHS     SIX MONTHS
                                                       ENDED JUNE     ENDED JUNE     ENDED JUNE     ENDED JUNE
                                                          2005           2004           2005           2004
                                                      ------------   ------------   ------------    ---------
Net loss, as reported                                 ($2,983,728)   ($1,876,391)   ($5,295,823)   ($2,702,271)

Deduct: Total stock-based employee compensation          ($37,096)      ($37,069)      ($74,192)     ($102,742)
expense determined under fair-value based method
for all awards

Pro forma net loss                                    ($3,020,824)   ($1,913,460)   ($5,370,015)   ($2,805,013)

Basic and diluted weighted average shares outstanding   7,013,757      7,074,999      7,017,724      7,035,327

Basic and diluted as reported                              ($0.43)        ($0.27)        ($0.75)        ($0.38)

Basic and diluted pro forma                                ($0.43)        ($0.27)        ($0.77)        ($0.40)


NOTE 5. ACCOUNTS RECEIVABLE.

The company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates. The company has provided allowance for bad debts in amounts of $ 166,537 for the period ended June 30, 2005.


NOTE 6. INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value. With the start up of manufacturing of the new design SuperStitch the Company added back to inventory and valorized at original cost all usable components for its current manufacturing plans. At the same time it established a reserve of $ 100,000 for potential obsolescence as further improvements to the design are planned. Inventories are comprised of the following:

                                                                       JUNE
                                                                       2005
                                                                    -----------
             Raw Materials/WIP                                      $  226,203
             Finished goods                                             75,308
                                                                    -----------
             Total inventory                                            301,511
             Reserve for obsolescence                               $  (100,000)
                                                                    -----------
             Net inventory                                          $   201,511
                                                                    ===========

NOTE 7. PROPERTY & EQUIPMENT

            Property & equipment consisted of the following:

                                                                       JUNE
                                                                       2005
                                                                    -----------
            Computers                                               $   327,718
            Office furniture and fixtures                               570,361
            Machinery & equipment                                     2,372,760
                                                                    -----------
                                                                      3,270,839
            Less: Accumulated depreciation                           (2,698,109)
                                                                    -----------
                                                                    $   572,730
                                                                    ===========


NOTE 8. ACCOUNTS PAYABLE AND ACCRUED EXPENSES.

Accounts payable and accrued expenses consist of the following at

                                                                       JUNE
                                                                       2005
                                                                    -----------
            Accounts payable - trade creditors                      $   512,240
            Accounts payable - legal and professional                   784,620
            Accrued expenses                                            139,963
            Accrued compensation                                      2,616,834
            Accrued interest payable                                  1,006,433
                                                                    -----------
                                                                    $ 5,060,090
                                                                    ===========


NOTE 9. LOAN PAYABLE-OFFICERS

The Company has borrowed monies from two of its officers. The loans are payable on demand, interest free and are unsecured. The Company owes the officers the following amounts at:

                                                                        JUNE
                                                                        2005
                                                                    -----------
                                                                    $   126,467
                                                                         50,732
                                                                    -----------
                                                                    $   177,199
                                                                    ===========


NOTE 10. CUSTOMER DEPOSITS

In 2002, the Company entered into an option and distribution agreement with a distributor. Under the agreement, the Company received $1,250,000 as an advance payment which will be applied against distributor's future purchases of products. No products were supplied for the period ended June 30, 2005. There is balance of $1,173,225 as of June 30, 2005.


NOTE 11. NOTES PAYABLE

The Company has notes payable on June 30, 2005 as per follows:
                                                                       JUNE
                                                                       2005
                                                                    -----------
     Note payable with interest at 8% per annum, due and
     demandable on October 31, 2005.                                $   175,000

     Note payable with interest at 8% per annum, due and
     demandable on December 31, 2005.                                    99,500
                                                                    -----------
           Total notes payable                                      $   274,500
                                                                    ===========

Interest expense for the three and six month periods ended June 30, 2005 amounted to $ 5,610 and $ 11,233 respectively. Interest expense for the three and six month periods ended June 30, 2004 amounted to $ 12,717 and $ 22,499 respectively.

NOTE 12. NOTES PAYABLE-OFFICERS

Notes payable to officers consisted of the following:
                                                                       JUNE
                                                                       2005
                                                                    -----------
Note payable to officer payable on demand
bearing interest rate of 8%, unsecured                              $   686,618

Note payable to officer payable on demand
bearing interest rate of 8%, unsecured                              $   150,000
                                                                    -----------
                  Total notes payable - officer                     $   836,618
                                                                    ===========

Interest expense for the three and six month periods ended June 30, 2005 amounted to $16,732 and $ 33,465 respectively. Interest expense for the three and six month periods ended June 30, 2004 amounted to $15,832 and $ 30,894 respectively.


NOTE 13. CONVERTIBLE NOTES PAYABLE - OFFICERS

In September 2001, the company raised capital through issuance of $1,000,000 unsecured 8% convertible notes payable to the officer. On June 25, 2002 the company issued a convertible note payable of $500,000 at the same terms to another officer increasing the total to $1,500,000. The notes shall be converted into that number of shares of common stock of the company obtained by dividing the outstanding principal amount of these notes, included compound interest of $505,371, by the amount derived by dividing the Company's valuation on the date of issuance of note by the number of shares of common stock and common stock equivalents outstanding on the effective date of conversion, determined on a fully diluted basis and without regard to whether the securities representing such common stock equivalents may then be exercised for or converted into shares of common stock. The notes have conversion rights based on a company valuation of $35 million and if all converted will increase the number of outstanding shares by approximately 692,800. Interest expense for the three and six month periods ended June, 2005 amounted to $39,579 and $78,375 respectively. Interest expense for the three and six month periods ended June, 2004 amounted to $36,545 and $72,369 respectively.


NOTE 14. COVERTIBLE NOTES PAYABLE

In September of 2004, the company arranged a debt financing of $6,550,000 from Whitebox Advisors and related parties in exchange for the issuance of eighteen-month 12% convertible promissory notes and warrants. The performance of the notes is secured by all of the assets of the company. The notes and warrants have conversion rights based on a company valuation of $100 million and if all converted will increase the number of outstanding shares by approximately 1,378,252. Interest expense for the three and six month periods ended June 30, 2005 amounted to $196,500 and $393,000 respectively. Part of the proceeds were used to buy back $3,000,000 of convertible notes for which the company incurred interest expenses of $60,000 and $120,000 the three and six month periods ended June 30, 2004 respectively.

On March 4, 2005, the Company and Fusion Capital Fund II, LLC entered into an agreement pursuant to which the company borrowed $500,000 in exchange for the issuance of an unsecured convertible promissory note and warrants to purchase shares of common stock. The note bears interest at 8% per annum and all outstanding amounts of principal and interest due there under are payable on March 4, 2006. The company has no right to prepay the amounts due under the promissory note. At its election, Fusion may convert, at any time, all or any portion of the outstanding amounts of principal and interest due under the note into shares of Company's common stock at a conversation price equal to the lesser of (i) a price per share (on a fully-diluted basis) based on a $125 million valuation for the Company or (ii) in the event that Company's common stock is at the time of conversion traded or listed on an exchange or market, then the lesser of (a) a price per share (on a fully-diluted basis) based on a $125 million valuation for the Company, (b) the average closing trading prices for the ten consecutive trading days prior to the date of the note, (c) the average closing sales prices for any successor's common stock for the ten consecutive trading days beginning on the trading day immediately after consummation of any acquisition of the Company by such successor company or an initial public offering of such successor company and (d) the average of the closing sale prices for the common stock for the ten consecutive trading days prior to the second trading day immediately prior to the commencement of purchases of common stock of the successor company by Fusion pursuant to any stock purchase agreement between Fusion and such successor company.

As part of the issuance of the note to Fusion, the company also issued to Fusion a warrant to purchase that same number of shares that are determined to be issuable upon the full conversion of the note issued to Fusion. The exercise price for such shares under the warrant shall be at an amount equal to the conversion price determined for the note in accordance with the formula described above. Fusion may exercise its right to purchase the warrant shares until March 4, 2010.

If all of the Fusion notes are converted and all of the Fusion warrants exercised as of June 30, 2005, the outstanding number of shares of the company would have increased by approximately 108,824.

Interest expense for the three and six months period ended June 30, 2005 amounted to $10,000 and $12,889 respectively.

On March 24, 2005, the company entered into an agreement with Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., and Whitebox Intermarket Partners, L.P., pursuant to which the company borrowed an aggregate amount of $3,000,000.00 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of common stock of the company. The notes bear interest at the annual rate of 8%. The Company is required to make aggregate quarterly interest payments on these notes on the last day of each of June, September and December 2005 and each of March, June and September 2006. Unless converted on or prior to September 30, 2006, the entire outstanding principal balance shall be due in a lump sum payment together with all then accrued, but unpaid interest. Each note holder may elect to convert its respective note into shares of common stock of the company at any time while any portion of the principal or interest is outstanding by providing written notice to the company. Additionally, as part of the transaction, the Whitebox parties to this financing were granted an option right to purchase up to an additional $2,000,000 of notes and $500,000 worth of warrants, which right is exercisable until the later of 180 days following the closing date of the initial funding of this transaction, or 120 days following the effective date of the proposed merger with TVGR.

As part of this second Whitebox financing transaction, the total number of warrant shares issuable to the note holders in the aggregate is determined by dividing $750,000 by the conversion rate determined using the same conversion rate formula used above for the convertible promissory notes in this transaction. If all of the Whitebox 2 notes were converted and all of the Whitebox 2 warrants exercised, then as of June 30, 2005, the outstanding number of shares of the company would have increased by approximately 300,800 Interest expense for the quarter ended June30, 2005 amounted to $60,000

Beneficial conversion feature.

The beneficial conversion feature of these notes and warrants, assuming a worst case scenario, amount to $6,550,000, $500,000 and $447,950 respectively which the company will amortize over the term of the loans. In the three and six months periods ended June 30, 2005 $1,028,620 and $1,725,318 was expensed respectively.

Summary of convertible notes payable at:
                                                                      JUNE
                                                                      2005
                                                                  -------------
Whitebox 1                                                        $   6,550,000
Fusion Capital                                                          500,000
Whitebox 2                                                            3,000,000
                                                                  -------------
                                                                     10,050,000
Beneficial conversion feature                                        (5,142,944)
                                                                  -------------
                                                                  $   4,907,056
                                                                  =============


NOTE 15. FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

SFAS 130 requires unrealized gains and losses on the Company's available for sale securities, currency translation adjustments, and minimum pension liability, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income

During the three month and six month periods ended June 30, 2005 comprehensive income included net translation gain of $218,637 and $358,325, respectively. Other comprehensive loss, as presented on the accompanying consolidated balance sheet in the stockholders' equity section amounted to $596,709 as of June 30, 2005.

NOTE 16. SHAREHOLDERS EQUITY

On February 10 the Company sold 5129 shares in a private placement at $19.50 per share for net proceeds of $100,016.


NOTE 17. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through June 30, 2005, the Company had incurred cumulative losses of $50,125,855 (including comprehensive loss of $ 596,709) and net losses of $4,937,498 (including $ 358,325 of comprehensive gain) for the six months period ended June 30, 2005.

In view of the matters described, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended June 30, 2005, towards (i) obtaining additional equity financing (ii) controlling of salaries and general and administrative expenses and management of accounts payable.

NOTE 18. LEGAL PROCEEDINGS

On February 16, 2005, Milleniun Holding Group, Inc. filed a complaint against Sutura alleging, among other things, that Sutura conspired with Fusion Capital, to breach the implied covenant of good faith and fair dealing in connection with the company's termination of the merger agreement with Millenium. The company believes the claims referenced by Millenium in its complaint are without merit and intends to vigorously defend itself against all such allegations.

In January, the company and its CEO, Mr. Nobles, were named as defendants in a third party complaint by Camden Holding, Inc. In its complaint, Camden alleged that the company and Mr. Nobles conspired to interfere and intentionally interfered with Camden's contractual relationship with Millenium. These allegations arise out of a dispute between Camden and Millenium concerning Millenium's termination of its relationship with Camden. Millenium and it's CEO, Mr. Richard Ham, are also named as defendants. In July, the complaint against Sutura and Mr. Nobles was dismissed.

In April, in exchange for a reduction in hourly rates, the company entered into a fee retainer agreement with Babcock & Associates, its outside corporate legal counsel. Pursuant to the retainer agreement, the company receives up to 75 hours of professional legal services each month in exchange for a nonrefundable monthly retainer in the amount of $19,000. If the hours of legal services provided in any month exceed 75, then the hourly rate for such additional services is $300. The retainer agreement may be terminated at any time by either party.

On June 30, 2005 certain shareholders of Sutura filed two separate, but related, complaints in the Superior Court of the State of California, County of Orange - Central Justice Center. The first complaint, Case No. 05-CC00136, is a shareholder derivative complaint seeking, among other things, money damages and injunctive relief to prevent the consummation of the pending merger of Sutura with Technology Visions Group, Inc. The plaintiffs in this action are Synapse Fund I, LLC, a California limited liability company and Synapse Fund II, LLC, a California limited liability company in their capacities as shareholders of Sutura, Inc. The plaintiffs in this action filed with the court to seek a temporary restraining order which was rejected by the court, however the complaint remains pending before the court. The second complaint, Case No. 05-CC00137, seeks, among other things, to remove Messrs. Nobles and Ratering from their respective positions as directors of Sutura, to dissolve Sutura and for injunctive relief to prevent the consummation of the pending merger with Technology Visions Group, Inc. The plaintiffs in this action are Go Industries, Inc., a Florida corporation, Synapse Fund I, LLC, a California limited liability company, Synapse Fund II, LLC, a California limited liability company and 20 other shareholders of Sutura. The Board of Directors of Sutura has appointed a special litigation committee to review the claims made in the above referenced actions, and to report to the Board its findings and decisions. At this point in time, until the special litigation determines otherwise, the company intends to vigorously defend against the above actions.


NOTE 19. SUBSEQUENT EVENTS

The previously announced merger of Sutura with and into technology Visions Group, Inc. is expected to close on or around August 19, 2005.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following discussion of Sutura's results of operations and financial condition should be read together with the audited consolidated financial statements and the notes thereto included in this Information Statement. This discussion may contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in any forward-looking statements as a result of a variety of a variety of factors, including those discussed in "Risk Factors" and elsewhere in this Information Statement.

         General

         Sutura, Inc. and its wholly-owned subsidiary (collectively, "Sutura") was incorporated in Delaware on August 14, 1996, under the name NR Medical, Inc., and changed its name in July 1998 to Sutura, Inc. Sutura is a medical device company that designs, develops, manufactures, and markets a family of patented suture mediated stitching devices for vascular closure. In addition Sutura has under development several projects utilizing its patented stitching technologies to address less invasive approaches to a much broader range of applications.

         Sutura's operations, to date, have consisted mainly of raising capital, research, development, and clinical testing of its SuperStitch vessel closure suturing devices, obtaining regulatory approvals in both the U.S. and Europe and limited manufacturing and sales. In March of 2005 the company started shipping limited quantities of its "as simple as 123" product to customers both in the USA and Europe.

         Sutura has not generated any pre-tax income to date and therefore has not paid any federal income taxes since inception. No provision or benefit for federal and state income taxes has been recorded for net operating losses incurred in any period since our inception.

         Sutura has incurred substantial losses during its years ended December 31, 2004 and 2003, has incurred losses each year since its inception, and has relied on investment capital and loans to fund its operations. During the last two fiscal years, Sutura was unable to obtain sufficient investment capital or loans to fund its operations and was forced to reduce the manufacture and marketing of its products to only a few accounts in Europe. During such time, Sutura was unable to pay certain notes payable as they came due and was required to renegotiate the terms of certain notes to extend the payment date. During the next twelve to eighteen months, Sutura will need to raise additional funds through issuance of debt and equity to support its planned operations and expansion as well as to retire the outstanding amount of principal and interest owed to its creditors.

         There can be no assurance that Sutura will be successful in raising any such funds or, even if successful, raising any such funds on conditions and terms Further, failure to raise such funds on favorable terms could have a material adverse affect on the operations and financial condition of Sutura and the combined company following the Merger.

         On August 19 2005 Sutura was merged with and into Technology Visions Group Inc. (TVGR), and the name was changed to Sutura, Inc.

         Critical Accounting Policies and Estimates

         Sutura's unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and management is required to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies which Sutura believes are the most critical to aid in fully understanding and evaluating its reported financial results include the following:

         Principles of consolidation

         The consolidated financial statements include the accounts of Sutura Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

         Foreign Currency Translation and Transactions

         Foreign assets and liabilities are translated using the period-end exchange rates. Results of operations are translated using the average exchange rates throughout the year. Translation gains or losses are accumulated as a separate component of shareholders' equity.

         Revenue Recognition

         Revenue from sales of our products is recognized under the provisions of SAB No. 104, which is generally when products are shipped, title has transferred and risk of loss has passed. In the United States, Germany and France, Sutura sells its products directly to hospitals and clinics. Revenue is recognized upon shipment of products to customers, net of returns. In all other international markets, Sutura sells it products to international distributors, who subsequently resell the products to hospitals and clinics. Sutura has agreements with each of its distributors which provide that title and risk of loss pass to the distributor upon shipment of the products to the distributor.

         Accounts Receivable

         We maintain an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates.

         Inventories

         Inventories are valued at the lower of the actual cost or market (using "first-in, first-out" method). Cost includes materials, labor and production overhead. We periodically evaluate the carrying value of inventories and maintain an allowance for obsolescence to adjust the carrying value as necessary to the lower of cost or market.

         Valuation of Long-Lived Assets

         Property, plant and equipment, intangible and certain other long-lived assets are amortized over their useful lives. Useful lives are based on our estimate of the period that the assets will generate revenue or otherwise productively support our business goals. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through future business operations. In our estimate, no provision for impairment is currently required on any of our long-lived assets.

         Research and Development Costs

         All research and development costs are charged to operations as incurred.

         Stock-Based Compensation

         Sutura accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS 123, "Accounting for Stock-Based Compensation". Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the deemed fair value of Sutura's shares over the employee's exercise price. When the exercise price of the employee share options is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 28 over the vesting period of the individual options. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

         Sutura accounts for equity instruments issued to non-employees in accordance with the provisions of Financial Accounting Standards No 123, accounting for Stock-Based Compensation, and as amended by SFAS 148, and Emerging Issues Task Force Issue No 96-18, accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in conjunction with Selling, Goods or Services.

         Debt with Stock Purchase Warrants and Beneficial Conversion Features

         The proceeds received from debt issued with stock purchase warrants is allocated between the debt and the warrants, based upon the relative fair values of the two securities and/or beneficial conversion features. Fair value of the debt element of the financial instrument is determined by discounting the future payments of principal and interest, and the balance of the proceeds is accounted for as additional paid in capital. The resulting debt discount is amortized to expense over the term of the debt instrument, using the effective interest method.

Financial Condition and Results of Operations for the three and six months ended June 30, 2005 compared to three and six months ended June 30, 2004

         Comparing the results of operations between the three and six months periods ended June 30, 2005 and 2004, the most significant changes affecting operating results is the increase in overall activity as a result of the financing received in September of 2004 which allowed Sutura to complete design and testing of the "as simple as 123" SuperStitch and to restart its manufacturing line for the "as simple as 123" product . Total headcount for the Company increased from 9 per the end of June 2004 to 21 per the end of December 2004 to 34 per the end of March 2005 and 36 per the end of June. In February the first lots of product were produced and in March the first purchase orders from customers in the US and Europe were filled.

         Net Sales

         Net sales increased to $49,555 for the quarter and $ 77,983 for the six month's ended June 30, 2005, compared to $ 21,376 and $ 26,405 for the three and six months ended June 30, 2004. Sales of the "as simple as 123" product in the quarter ended June 2005 were limited by product availability and the time and training required in hiring marketing and sales staff until a full product offering and availability could be guaranteed. The company is in the process of hiring several new sales persons. In 2004 sales were limited as the company had decided to only supply the first generation product to some existing European accounts and discontinue its sales and marketing activities.

         Cost of Sales

         Cost of sales is comprised of all costs to manufacture our products, including materials, labor and related overhead costs including warranty and service costs. Cost of sales increased 146% to $327,443 for the three months period and 183% to $696,121 for the six months ended June 2005 from $132,899 for the quarter and $ 236,219 for the six months period. The main reason for the cost increase is the manufacturing start up with about 2500 products being produced in the first 6 months of which about 1000 were produced in June. Total headcount in manufacturing increased from 2 per the end of June 2004 to 16 per the end of March 2005 and 18 per the end of June 2005. Total payroll related expenses were $ 260,000 for the quarter and $470,000 for the 6 months period ended June 30, 2005 compared to $ 45,000 for the quarter and $ 90,000 for the 6 months period last year.

         Research and Development

         Research and development expenses consist of engineering personnel salaries and benefits, prototype supplies, contract services and consulting fees related to product development. Headcount in R&D increased from 2 per the end of June 2004 to 7 per the end of December 2004 and 8 per the end of June 2005. Research and development expenses increased by 122% to $106,291 in the quarter ended June,30 2005 from $47,715 in the quarter ended June 2004. For the 6 months period expenses increased 106% to $ 192,307 compared to $ 93,203 last year. The increase is entirely the result of an increase in headcount and expenses to develop the "as simple as 123" product.

         Sales and Marketing

         Sales and marketing expenses consist of salaries and benefits, commissions, and other costs related to our direct sales force, advertising costs and expenses related to trade shows, distributor support and seminars. Headcount in Sales and Marketing increased from 0 per the end of March 2004 to 1 per the end of December 2004 and 5 per the end of March 2005. Sales and marketing expenses increased 308% to $228,907 in the quarter ended June 30, 2005 from $ 56,030 in the quarter ended June 2004. For the six month period expenses increased 262% to $423,879 from $ 117,319. The 2004 numbers are adjusted for $ 156,000 in stock based compensation expenses incurred in the second quarter last year. The majority of all increases are the result of US based marketing and sales activities which were initiated in 2005. Included in the expenses are $ 140,000 in US based payroll expenses, $45,000 trade show expenses, $30,000 in travel expenses, $25,000 in samples and $25,000 in public relations.

         General and Administrative

         General and administrative expenses consist of salaries and benefits of administrative personnel as well as insurance, professional and regulatory fees and provisions for doubtful accounts. General and administrative expenses increased 92% to $747,029 in the quarter ended June 2005 from $387,221 in the quarter ended June 2004. In the quarter ended June 2004 Sutura incurred $ 860,000 in stock based compensation expenses which have been excluded for this comparison.

         For the six month period ended June 30, general and administrative expenses increased by 88% to $ 1,242,648 from $ 660,479 a year ago also this number corrected for stock based compensation of $ 920,000 in the six month period a year ago. The increase in the current quarter is the result of $180,000 in legal expenses in relation to its financing and its contemplated merger compared to $128,000 in the same period a year ago. Also the company in this quarter expensed $115,000 in mainly legal expenses advanced to TVGR and which will be compensated in additional shares for Sutura in the merged company. The company further expensed $160,000 in financial consulting expenses in relation to its $2 million loan from Whitebox received this quarter.

         Interest income/expense

         Interest expenses are paid on short-term convertible notes that the company has issued to finance its operations. Interest expenses for the quarter ended June 2005 increased by 174% to $334,930 compared to $122,096 in the quarter ended June 2004. The increase in interest is a direct consequence of higher borrowing levels at higher rates than a year ago. In September 2004 the Company obtained $6,550,000 in financing and issued 12% convertible notes. On March 4 of 2005 the company obtained a further $ 500,000 in interim financing and issued 8% convertible notes and warrants. On March 18 of 2005 the company obtained a further $ 3,000,000 in interim financing and issued 8% convertible notes and warrants.

         Beneficial conversion feature

         The beneficial conversion feature of these notes and warrants, assuming a worst case scenario, amount to $6,550,000, $500,000 and $447,950 respectively which the company will amortize over the terms of the loans. In the three and six month period ended June 2005 $1,028,600 and $1,725,318 was expensed respectively compared with no such expense in the same period last year.

         Liquidity and Capital Resources

         During the quarter ended June 2005 the Company used $1,919,970 of cash in operating activities and generated $2,000,000 from issuance of notes payable. The Company ended the period with a cash balance of $1,137,074.



         On March 24, 2005, the company entered into an agreement with Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., and Whitebox Intermarket Partners, L.P., pursuant to which the company borrowed an aggregate amount of $3,000,000.00 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of common stock of the company. The notes bear interest at the annual rate of 8%.

         Pursuant to the agreement, an initial $1,000,000 was immediately funded to the company on March 24, 2005. The remaining $2,000,000 of the financing and the warrants attributable thereto, were being held in an escrow account and were released upon performance by the company of certain milestone objectives on May 16 2005.

                         TECHNOLOGY VISIONS GROUP, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005
                                   (Unaudited)

The following Unaudited Pro Forma Statement of operations has been derived from the unaudited financial statements of Technology Visions Group, Inc., a Delaware Corporation for the period ended June 30, 2005 and the unaudited financial statements of Sutura, Inc., a Delaware Corporation for the period ended June 30, 2005. The Pro Forma Statements of Operations reflects the acquisition of Sutura Inc by Technology Visions Group (a reporting company) on or before August 10, 2005 in a acquisition using reverse acquisition method of accounting and assumes that such acquisition was consummated as of January 1, 2005.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of Technology Visions Group, the Financial Statements of Sutura, Inc. and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of S accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable.


                                      TVGR                Sutura            Pro Forma          Pro Forma
                                  (Historical)         (Historical)        Adjustment           Combined
                                  -------------       -------------       -------------       -------------

Net Revenue                       $           0       $      77,983       $          --       $      77,983

Cost of revenue                               0             696,121                  --             696,121
                                  -------------       -------------       -------------       -------------

Gross profit                                  0            (618,138)                 --            (618,138)

Operating expenses                      347,206           2,018,315            (118,537)          2,246,984
                                  -------------       -------------       -------------       -------------

Loss from operations                   (347,206)         (2,636,453)            118,537          (2,865,122)

Non-operating income (Expenses)         (22,367)         (2,301,045)                 --          (2,323,412)
                                  -------------       -------------       -------------       -------------

Net loss                          $    (369,573)      $  (4,937,498)      $     118,537       $  (5,188,534)
                                  =============       =============       =============       =============

EARNINGS PER SHARE

   Weighted average number of
   shares outstanding                11,494,282         218,391,356                             229,885,638 (3)
                                  =============       =============       =============       =============
                                                                                                            (4)
   Loss per share                 $       (0.03)      $       (0.02)                          $       (0.02)
                                  =============       =============                           =============


NOTES:

(1) Diluted shares of TVGR after reverse split of 12 to 1 Includes 26,931,384 shares to be issued as a result of conversion of debt to equity upon the merger and 9,000,000 shares as future compensation to officers of TVGR

(2) Weighted average number of shares outstanding for combined entity includes 218,391,356 of newly issued shares, representing 95% of the total shares, issued to the shareholders of Sutura pursuant to the merger agreement

(3) Total shares shown above are fully diluted shares including all options and warrants but excluding approximately 38,000,000 shares issuable to the Whitebox group and Fusion Capital upon conversion of their notes and exercise of their warrants after the merger..

(4) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2005.

                         TECHNOLOGY VISIONS GROUP, INC.
                   PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                       FOR THE PERIOD ENDED JUNE 30, 2005
                                   (Unaudited)

The following unaudited Pro Forma Statement of financial conditions has been derived from the unaudited financial statements of Technology Visions Group, Inc. on June 30, 2005 and the unaudited financial statements of Sutura, Inc. on June 30, 2005


                                       TVGR           Sutura                            Pro Forma          Pro Forma
                                   (Historical)    (Historical)       Investment        Adjustment          Combined
                                   ------------    ------------      ------------      ------------       ------------
            ASSETS

Current Assets                     $      2,537    $  1,472,626      $         --      $         --       $  1,475,163

Property & equipment, net                10,072         572,730                --                --            582,802

Investment - acquisition of
  subsidiary                                 --               0         9,696,576(2)     (9,696,576)                 0

                                   ------------    ------------      ------------      ------------       ------------
TOTAL ASSETS                       $     12,609    $  2,045,356      $  9,696,576      $ (9,696,576)      $  2,057,965
                                   ============    ============      ============      ============       ============



LIABILITIES & STOCKHOLDERS'
  EQUITY (DEFICIT)

Current liabilities                $  2,228,769      13,928,687       (118,537)(7)  $    (3,733,428)(5&6) $ 12,305,491

Stockholders' equity;

  Common stock                          100,000           1,840           218,391           (90,346)(1)        229,886

  Additional paid in capital         17,014,732      38,240,688         9,478,185       (25,203,695)(4)     39,529,910

  Retained earnings (deficit)       (19,330,892)    (50,125,859)          118,537        19,330,892        (50,007,322)
                                   ------------    ------------      ------------      ------------       ------------

     Total stockholders' equity
       (deficit)                     (2,216,160)    (11,883,331)        9,815,113        (5,963,148)       (10,247,526)
                                   ------------    ------------      ------------      ------------       ------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT)   $     12,609    $  2,045,356      $  9,696,576      $ (9,696,576)      $  2,057,965
                                   ============    ============      ============      ============       ============

NOTES;

(1) Elimination of Common stock of Sutura and reverse split of TVGR before the acquisition

(2) Issuance of shares of common stock to shareholders of Sutura valued at 95% of diluted shares of TVGR before split and merger at $0.074 $9,696,576

(3)  Elimination of pre-acquisition retained earnings of TVGR

(4)  Elimination of investment in subsidiary on consolidation

(5) Current liabilities TVGR after conversion of $ 1,728,057 debt to equity pursuant to the merger agreement

(6) Current liabilities Sutura after conversion of $ 1,965,793 debt to equity pursuant to the merger agreement

(7) Elimination of payable to Sutura in TVGR of $ 118,537 also expensed by Sutura